EXHIBIT 21




                                 Subsidiaries
                                 ------------


    Company Name                     Jurisdiction of Incorporation
    ------------                     -----------------------------

Fiber Industries, Inc.                         Delaware
Prince, Inc.                                   Delaware
Warehouse Associates, Inc.                     South Carolina
Josdav, Inc.                                   Delaware
Creative Forming, Inc.                         Wisconsin
Wellman Voluntary Employees Benefit
 Association                                   South Carolina
Wellman Scholarship Foundation, Inc.           South Carolina
Wellman PAC                                    New Jersey
ALG, Inc.                                      Delaware
MRF, Inc.                                      Delaware
Wellman International Investments, Limited     Ireland
KRP, Ltd.                                      Bermuda
CJC, Ltd.                                      Bermuda
JCT, Ltd.                                      Bermuda
CWB, Ltd.                                      Bermuda
Wellman Exports VI, Inc.                       US Virgin Islands
Wellman UK Holdings Ltd.                       United Kingdom
Wellman Fibres Ltd.                            United Kingdom
Wellman Polymers, Ltd.                         United Kingdom
Middlewich Limited                             Ireland
Shobara Limited                                Ireland
Wellman International Limited                  Ireland
Wellman International Handelsgesellschaft mbh  Germany
DRS Holdings NV                                Netherlands Antilles
Wellman BV                                     Netherlands
Wellman Finance CV                             Netherlands
Wellman France Recyclage SARL                  France
Wellman PET Resins Europe BV                   Netherlands
Resins Finance BV                              Netherlands
Wellman Resins LLC                             Delaware
Wellman of Mississippi, Inc.                   Delaware
Matherials Recovery of California, Inc.        Massachusetts